EX-5

                             DRAFT

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PERSPECTIVE REWARDS SM(05/10)	JACKSON®
FIXED AND VARIABLE	NATIONAL LIFE INSURANCE COMPANY
ANNUITY APPLICATION (VA340NY)	OF NEW YORK
Home Office: Purchase, NY 10577
www.jackson.com

First Class Mail:	P.O. Box 30313	Customer Care: 800/599-5651
	Lansing, MI 48909-7813	Bank or Financial Institution Customer Care: 888/464-7779
Fax: 888/576-8383
Overnight Mail:	1 Corporate Way	Hours: 8:00 a.m. to 8:00 p.m. ET
	Lansing, MI 48951	Email: contactus@jackson.com

Broker/Dealer or External Account No. (if applicable)

• PLEASE PRINT	Primary Owner
• If Owner (and/or Joint Owner) is not a U.S. Citizen and/or a U.S. Resident, Form W-9 or Form W-8BEN (as applicable) is required with application.

• If owner is a Trust, Trustee Certification form N5335 or trust documents are required with application.

! It is required for Good Order that you provide a physical address.

• Only include mailing address if different from physical address.

Type of Ownership   ___ Individual/Joint       ___ Trust         ___ Custodian         ___ Corporation/Pension Plan

Social Security Number          or      Tax I.D. Number                                                                                                                                Sex:  Male___ Female ___

                                                                                                                    U.S. Citizen:  Yes ____  No ____

First Name                              Middle Name                             Last Name

Non-Natural Owner/Entity Name (if applicable)

Date of Birth (mm/dd/yyyy)              Telephone Number (including area code)  Email Address

Physical Address Line 1 (No P.O. Boxes)
                                                                                Line 2

City                                    State                                   Zip Code

Mailing Address Line 1                                         Line 2

City                                    State                                    Zip Code

Joint Owner
• Proceeds will be distributed in accordance with the Contract on the first death of either Owner.

First Name                              Middle Name                             Last Name

Social Security Number   Date of Birth (mm/dd/yyyy) Sex: Male___ Female ___     U.S. Citizen:  Yes ____  No ____

Email Address  Relationship to Owner                                 Telephone Number (including area code)
                                                                            __ Spouse
                                                                            __Other ___________

Physical Address Line 1 (No P.O. Boxes)
                                                                                       Line 2

City                                    State                                   Zip Code

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Primary Annuitant
• Complete this section if different from Owner.
__ Same as Owner                Sex: Male __   Female __               U.S. Citizen:  Yes __   No __

First Name                             Middle Name                                Last Name

Social Security Number Date of Birth (mm/dd/yyyy)     Telephone No. (including area code) Relationship to Owner
                                                                                                                                                                                                       __ Spouse
                                                                                                                                                                                                       __Other
Physical Address Line 1 (No P.O. Boxes)                                         Line 2

City                                                                                 State                                                Zip Code

Joint/Contingent Annuitant
• Complete this section if different from Joint Owner. • Contingent Annuitant must be Annuitant’s spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB.
__ Joint Annuitant    OR     __ Contingent Annuitant     Sex:  Male __   Female __    U.S. Citizen:  Yes __   No __
__ Same as Joint Owner

First Name                             Middle Name                                Last Name

Social Security Number Date of Birth (mm/dd/yyyy)      Telephone No. (including area code) Relationship to Owner
                                                                                                                                                                                                       __ Spouse
                                                                                                                                                                                                       __Other ___________
Physical Address Line 1 (No P.O. Boxes)                                         Line 2

City                                                                                 State                                                Zip Code

Beneficiary(ies)
! It is required for Good Order that the Death Benefit Percentage be whole numbers and must total 100% for each beneficiary type.

• For additional beneficiaries, please attach a separate sheet, signed and dated by the Owner, which includes names, percentages, and other required information.

__ Primary                                                                                            _____% Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number       Date of Birth (mm/dd/yyyy)                                  Relationship to Owner
                                                                                                                                                                                                       __ Spouse
                                                                                                                                                                                                       __Other __________

_______________________________________________________________________________________________

__ Primary    __ Contingent                                                                  _____% Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number        Date of Birth (mm/dd/yyyy)                                  Relationship to Owner

_______________________________________________________________________________________________

__ Primary   __ Contingent                                                                   _____% Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number          Date of Birth (mm/dd/yyyy)                                  Relationship to Owner

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Premium Payment
• Make all checks	Select method of payment
payable to Jackson National Life Insurance Company	___ Check $______________________________ ___ Wire $__________________________________ ___ External Transfer $_____________________ ___ Internal Transfer $________________________
of New York ®.	Annuity Type
	IRA:	Qualified Plan:	SEP/IRA (408k):
	__ IRA - Traditional*	__ 401(k) Qualified Savings Plan	__ SARSEP
	__ Stretch IRA	__ Cash Balance-Defined Benefit	__ SEP
•Jackson of NY® will issue Annuity Type	Roth IRA:	__ Cash Balance-Defined Contribution	ORP:
per the bold	__ Roth Conversion	__ HR-10 (Keogh) Plan	__ ORP
headings.	__ Roth IRA*	__ Money Purchase	__ Texas ORP
	*Tax Contribution Years and Amounts:	__ Profit Sharing Plan
	Year:______ $______	__ Roth 401k	Charitable Remainder Trust:
	Year:______ $______	__ Target Benefit Plan	__ Charitable Remainder Annuity
	Non-Qualified Plan:		Trust
	__ Deferred Compensation	TSA Plan:	__ Charitable Remainder Unitrust
	__ Non-Tax Qualified	__ 403(b) TSA

Statement Regarding Existing Policies or Annuity Contracts
! It is required for Good Order that this entire section be completed.

Are you replacing an existing life insurance policy or annuity contract?

__ No

__ Yes    If “Yes” please complete the following company information.  Please complete all necessary forms as required by New York Regulation 60.

Company Name                                                                   Contract Number                                    Anticipated amount
_____________________________            _______________________________    $__________________

_____________________________            _______________________________    $__________________

_____________________________            _______________________________    $__________________

Transfer Information
! For transfers, it is required for Good Order that this entire section be completed.
Non-Qualified Plan Types:  __  IRC 1035 Exchange         __ Non-1035 Exchange
All Other Plan Types:          __  Direct Transfer                 __ Direct Rollover             __ Non-Direct Rollover

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. If you have already, or plan to submit a transfer request to the surrendering institution, please select "Yes" under "Client Initiated." Jackson of NY will only request the funds if this section is left blank or checked "No."

Transfer    Client                                                                                                  Anticipated date                   Anticipated
Type        Initiated    Company releasing funds            Account number               of receipt                        transfer amount
__ Full       __Yes
__ Partial   __ No      _______________________         ______________          ___________________         $______________

__ Full       __ Yes
__ Partial   __ No       _______________________         ______________          ___________________         $______________

__ Full       __ Yes
__ Partial   __ No        _______________________         ______________          ___________________         $______________

Annuitization/Income Date
Specify Income Date (mm/dd/yyyy) If an Income Date is not specified, the Company will default ________________________________ to the Latest Income Date as shown in the Contract.
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Optional Death Benefits Once selected, optional death benefits cannot be changed.
• If no optional Death Benefit is selected your beneficiary (ies) will receive the standard death benefit. Please see the prospectus for details.	May not be selected in combination with LifeGuard Freedom 6 DB. (Ages 0-79) __ Highest Anniversary Value Death Benefit

Other Optional Benefits Once selected, optional death benefits cannot be changed.
• Optional Death Benefits and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details.

Age limitations apply based on the age of the Owner(s) or Covered Lives.

Guaranteed Living Benefit Options
(May select only one GMWB)

GMWB For Life (For Life Guaranteed Minimum Withdrawal Benefits)
__ LifeGuard Freedom 6(SM)(Ages 45-80) For Life GMWB with Bonus & Annual Step-Up
__ LifeGuard Freedom 6 DB(SM)1(Ages 45-75) For Life GMWB with Bonus, Annual Step-Up & Death Benefit
__ LifeGuard Freedom 6 w/Joint Option 2,3,4,(Ages 45-80) Joint For Life GMWB with Bonus & Annual Step-Up
__ New GMWB (Ages 45-80) For Life GMWB with Bonus, Annual Step-Up & Earnings Sensitive Withdrawal Amount
__ New GMWB w/Joint Option 2,3,4,(Ages 45-80) Joint For Life GMWB with Bonus, Annual Step-Up &
       Earnings Sensitive Withdrawal Amount

GMWB (Guaranteed Minimum Withdrawal Benefits)
__ SafeGuard Max® (Ages 0-85) GMWB with 5-Year Step-Up
__ AutoGuard 5® (Ages 0-80) 5% GMWB with Annual Step-Up
__ AutoGuard 6 (Ages 0-80) 6% GMWB with Annual Step-Up

(1)  May not be selected in combination with an Optional Death Benefit.
(2)  For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required.
       Please ensure the Joint Owner section on Page 1 (including the "Relationship to Owner" box) is properly completed.
(3)  For Qualified plans, excluding custodial accounts, 100% spousal primary beneficiary designation is required.  Please ensure the
       Primary Beneficiary section on Page 2 (including the "Relationship to Owner" box) is properly completed.
(4)  For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.

Please note the following applies to all Guaranteed Living Benefit Options.
• A GMWB may not be appropriate for the Owners who have as a primary objective taking maximum advantage of the tax deferral that is available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to required minimum distributions imposed by the IRS.  Some withdrawals necessary to satisfy required minimum distributions may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of  required minimum distributions. Please consult a tax advisor on this and other matters regarding the selection of  income options.

• If you make subsequent premium payments, the Guaranteed Withdrawal Balance will increase by the amount of the payments. We will allocate subsequent premium payments in the same way as your Contract's first premium payment unless you tell us otherwise.

• Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and Guaranteed Withdrawal Balance (GWB.)

• You may not be able to change the Owner, Joint Owner, Annuitants, or spousal Primary Beneficiary, depending on which GMWB you have selected.

• Please note that while Jackson of NY does not currently increase the GMWB charge upon election of an Owner Initiated Step-up, we retain the right to do so in the future.

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Premium Allocation

! Tell us how you	JNL®	JNL/M&G	JNL/PPM America
want your	___% Institutional Alt 20	___% Global Basics	___% High Yield Bond
annuity premiums	___% Institutional Alt 35	___% Global Leaders	___% Mid Cap Value
invested	___% Institutional Alt 50		___% Small Cap Value
TOTAL	___% Institutional Alt 65		___% Value Equity
ALLOCATION		JNL/Mellon Capital Management
MUST EQUAL	JNL/AIM	___% JNL 5	JNL/Red Rocks
100%.	___% International Growth	___% 25	___% Listed Private Equity
	___% Large Cap Growth	___% Select Small-Cap
! Total number of	___% Global Real Estate	___% JNL Optimized 5
allocation	___% Small Cap Growth	___% VIP	JNL/Select
selections may		___% Dow Dividend	___% Balanced
not exceed 18.	JNL/Capital Guardian	___% European 30	___% Money Market
	___% Global Balanced	___% Nasdaq® 25	___% Value
	___% Global Diversified	___% NYSE International 25
	Research	___% Pacific Rim 30
	___% International Small Cap	___% S&P 24	JNL/T. Rowe Price
	___% U.S. Growth Equity	___% S&P SMid 60	___% Established Growth
		___% Value Line® 30	___% Mid-Cap Growth
	JNL/Credit Suisse	___% S&P 500 ®Index	___% Short-Term Bond
	___% Commodity Securities	___% S&P 400 MidCap Index	___% Value
	___% Long/Short	___% Small Cap Index
___% International Index
	JNL/Eagle	___% Bond Index	JNL/S&P Strategic
	___% Core Equity	___% Index 5	___% S&P 4
	___% SmallCap Equity	___% 10 x 10	___% Competitive Advantage
		___% Communications Sector	___% Dividend Income &
	JNL/Franklin Templeton	___% Consumer Brands Sector	Growth
	___% Founding Strategy	___% Financial Sector	___% Intrinsic Value
	___% Global Growth	___% Healthcare Sector	___% Total Yield
	___% Income	___% Oil and Gas Sector
	___% Mutual Shares	___% Technology Sector
	___% Small Cap Value	___% Global Alpha	JNL/S&P Managed
___% Conservative
	JNL/Goldman Sachs		___% Moderate
	___% Core Plus Bond		___% Moderate Growth
	___% Emerging Markets Debt		___% Growth
	___% Mid Cap Value		___% Aggressive Growth
JNL/Oppenheimer
	JNL/Ivy	___% Global Growth
	___% Asset Strategy		JNL/S&P Disciplined
___% Moderate
	JNL/JPMorgan		___% Moderate Growth
	___% International Value	JNL/PAM	___% Growth
	___% MidCap Growth	___% Asia ex-Japan
	___% U.S. Government &	___% China-India
	Quality Bond		Fixed Account Options
___% 1-Year
	JNL/Lazard	JNL/PIMCO
	___% Emerging Markets	___% Real Return
	___% Mid Cap Equity	___% Total Return Bond
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Systematic Investment (periodic premium reallocation programs)
• Only the Investment Division(s) selected in the Premium Allocation section and the 1-Year Fixed Account (if selected) will participate in the rebalancing program.
Automatic Rebalancing.                                                               DCA+ (Special Dollar Cost Averaging)
                                                                                                           ____This request is to establish the Special
Frequency:                                                                                                 Dollar Cost Averaging option.

__ Monthly  __  Quarterly  __  Semiannually  __  Annually                                   If DCA+ is selected, you must allocate Source Option
Start Date (mm/dd/yyyy) _____________________                    and Designated Options using the Special Dollar
Note: If no date is selected, the program will begin one month/            Cost Averaging (DCA+) Supplemental Application
quarter/half year/year (depending on the frequency you selected)            (NV3647).  Must be completed for “Good Order”.
from the date Jackson of NY applies the first premium payment.            DCA+ provides an automatic monthly transfer to the
If no frequency is selected, the frequency will be annual.                         selected Investment Division(s) so the entire amount
No transfers will be made on days 29, 30, or 31, unless set up                 invested in this program, plus earnings, will be
on annual frequency.                                                                                  transferred by the end of the DCA+ term
                                                                                                                    selected. If selected, the total number of elections in
                                                                                                                    the Premium Allocation section may not exceed 17.

DCA (Dollar Cost Averaging)
_____ This request is to establish the Dollar Cost Averaging option.

If DCA is selected, you must attach the Systematic Investment Form (NV2375).  Must be completed for "Good Order”.

Capital Protection Program
__ Yes - Please complete Supplemental Application N3144. Must be completed for “Good Order” __ No - Please complete the Premium Allocation section on Page 5.

Electronic Delivery Authorization

I agree to receive documents electronically:

This consent will continue unless and until revoked and will cover delivery to you in the form of a compact disc, by email or by notice to you of a document's availability on a website.

• Check the boxes next to the types of documents you wish to receive
__ ALL DOCUMENTS
__ Quarterly statements                                                   __ Prospectuses and prospectus supplements
__ Periodic and immediate confirmation statements       __ Proxy and other voting materials
__ Annual and Semi-Annual reports                                __ Other documents from Jackson of NY

electronically. If an email address is provided, but no document type

I (We) do __ do not __ have ready access to computer hardware and software that meet the requirements listed below.  My email address is:  ___________________________________________.  I (We) will notify the company of any new email address.

is selected, the selection will default to “All Documents.”

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows:  To view and download material electronically, you must have a computer with Internet access, an active email account, Adobe Acrobat Reader and/or a CD-ROM drive.  If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery, although you may incur the costs of Internet access and of such computerand related hardware and software as may be necessary for you to receive, process and retain electronic documentsand communications from Jackson of NY. Please make certain you have given Jackson of NY a current emailaddress. Also let Jackson of NY know if that email address changes. We may need to notify you of a document'savailability through email. You may request paper copies, whether or not you consent or revoke your consent forelectronic delivery, at any time and for no charge. Please contact the appropriate Jackson of NY Service Center orgo to www.jackson.com to update your email address, revoke your consent to electronic delivery, or request papercopies. Even if you have given us consent, we are not required to make electronic delivery and we have the right todeliver any document or communication in paper form. This consent will need to be supplemented by specificelectronic consent upon receipt of any of these means of electronic delivery or notice of availability.

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• If you want to	Authorized Callers
authorize an
individual other	First Name	Middle Name	Last Name
than your
Producer/Rep	Social Security/Tax I.D. Number		Date of Birth (mm/dd/yyyy)
to receive
Contract	First Name	Middle Name	Last Name
information via
telephone, please list that individuals information here.	Social Security/Tax I.D. Number		Date of Birth (mm/dd/yyyy)

Notice to Applicant

Important Disclosure Regarding the Perspective Rewards 6% Contract Enhancement
The Company will add a Contract Enhancement to the Contract Value for each Premium payment. The Contract Enhancement is equal to 6%, multiplied by the Premium and will be credited at the time of Premium payment. The Contract Enhancement shall be declared and credited in a nondiscriminatory manner and consistent with New York Law.

Fees and expenses generally are higher and the withdrawal charge period generally is longer than for variable annuity contracts that do not have this feature.

If Premium is paid only in the first Contract Year and if no withdrawals are made during the first nine Contract Years, at the end of the nine-year period that the Recapture Charge is applicable, the Contract Value will be equal to or slightly higher than if you had not elected the 6% Contract Enhancement Endorsement.

A higher Contract Value may be beneficial, even in circumstances where cash surrender value may not be higher because that higher Contract Value can increase the amount available upon death of the Owner, annuitization of the Contract, withdrawals taken under the free withdrawal provisions of the Contract, and withdrawals necessary to satisfy the minimum distribution requirements of the Internal Revenue Code.

Recapture
The Contract Enhancement will be recaptured in accordance with the Recapture Charge schedule whenever a withdrawal of the Corresponding Premium is made or upon the exercise of the Contract's Right to Examine.

Recapture Charge Schedule:
Completed Years Since
 Receipt of Premium:                   0            1         2          3           4          5           6          7          8           9+
6% Contract Enhancement
Recapture Charge Percentage:    6.0%    5.5%    4.5%    4.0%    3.5%    3.0%    2.0%    1.0%    0.5%    0.0%

The Recapture Charge is equal to the Recapture Charge percentage applied to the portion of Remaining Premium withdrawn. The Recapture Charge will be taken from the Investment Divisions and the Fixed Account Option in the same proportion as the requested withdrawal.

The Recapture Charge will be waived upon payment under the Death Benefit Provisions of the Contract and waived in the same manner as the Withdrawal Charge in the following sections of the Cotnract: (a) Additional Free Withdrawal, and (b) Waiver of Withdrawal Charge for Extended Care.

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Client Acknowledgements

1.I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2.I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3.I (We) understand that annuity benefits, death benefit values and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY are variable and may be increased or decreased, and the dollar amounts are not guaranteed.
4.I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.
5.The Contract I (we) have applied for is suitable for my (our) insurance objective, financial situation and needs.
6.I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.
7.I (We) understand that the Company may restrict the availability of the Fixed Account Option.
8. If I (we) have elected the Special Dollar Cost Averaging (DCA+) Option, I (we) hereby acknowledge receipt of the "Special Dollar Cost Averaging (DCA+) Supplemental Application."
9.If I (we) have elected the Capital Protection Program, I (we) hereby acknowledge receipt of the " Capital Protection Program Supplemental Application."
10.I (We) certify that the age of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application are true and correctly recorded.
11. Pursuant to the federal Defense of Marriage Act, same-sex marriages are not recognized for purposes of federal law.  Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are NOT available under this Contract to a same-sex spouse.  Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor.

	Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed

Owner's Title (required if owned by an Entity)

	Joint Owner Signature	Date Signed (mm/dd/yyyy)	State where signed

	Annuitant's Signature (if other than Owner)	Date Signed (mm/dd/yyyy)	State where signed

	Joint Annuitant's Signature (if other than Joint Owner)	Date Signed (mm/dd/yyyy)	State where signed
! It is required for Good Order that all applicable parties to the Contract sign here.

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Producer/Representative Acknowledgements

• Program Options Note: Contact your home office for program information.  If no option is indicated, the designated default will be used.

! It is required for Good Order that all Producer/Rep numbers be supplied.

By signing this form, I certify that:
1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
4. I have complied with requirements for disclosures and/or replacements as necessary.
_____________________________________________________________________________

Jackson of NY Prod./Rep. No.          Producer/Representative Signature                  Date Signed (mm/dd/yyyy)

First Name                                        Middle Name                                   Last Name

Broker/Dealer Name                                                                                                           Program Options
                                                                                                                                                __ A  __ B  __ C

Address (number and street)                                                City                            State           Zip Code

Email Address                          Business Telephone No. (including area code)                                   Percentage
                                                                                                                                                                   _________%

If more than one Producer/Representative is participating in a Program Option on this case, please provide all Producer/Representative names, Jackson of NY Producer/Representative numbers and percentages for each (totaling 100%).

Producer/Representative Name                                    Jackson Producer/Representative No.            Percentage
                                                                                                                                                                     _________%

Producer/Representative Name                                    Jackson Producer/Representative No.            Percentage
                                                                                                                                               _________%

NOT FDIC/NCUA INSURED * NOT BANK/CU GUARANTEED * MAY LOSE VALUE NOT A DEPOSIT * NOT INSURED BY ANY FEDERAL AGENCY
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